 FIRST AMENDMENT TO
SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

This FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (the “Amendment”) is entered into effective the 12th day of September, 2005, by and among Universal Guardian Holdings, Inc., a publicly-held Delaware corporation (“Public Company”), ISR Systems, Inc., a wholly owned subsidiary of Public Company (“ISR”), the stockholders of MeiDa Information Technology, Ltd., a Hong Kong corporation (“Company”) , and the stockholders of Company identified on Schedule I to the Share Exchange Agreement as defined below.  Public Company, ISR, Selling Stockholders and Company are sometimes referred to herein as a “party” and, collectively, as the “parties”.

WITNESSETH:

WHEREAS, on September 9, 2005, Public Company received comments from the SEC on the draft form of proxy statement to be circulated to Public Company’s shareholders at a shareholders meeting currently scheduled for October 6, 2005.

WHEREAS, part of the SEC’s comments included the requirement that the Company provide audited financial statements prepared in accordance with U.S. GAAP to be made part of the proxy materials to be distributed to the Public Company’s shareholders.

WHEREAS, the Company cannot provide to Public Company audited financial statements prepared in accordance with U.S. GAAP before the mailing date for the proxy statement or in advance of the October 6, 2005, shareholders meeting.

WHEREAS, the parties therefore desire to amend certain provisions contained in that certain SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (the “Share Exchange Agreement”) entered into by the parties effective as of 31st day of August, 2005;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, terms and conditions set forth herein, and such other and further consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Share Exchange Agreement as follows:

1.

Except for capitalized terms specifically defined in this Amendment, capitalized terms shall have the meanings ascribed to them in the Share Exchange Agreement.

2.

Section 1.2 of the Share Exchange Agreement is hereby revised in its entirety to read as follows:

1.2

Voting Requirements. Except for any board approval contemplated pursuant to Section 1.3 (the “Public Company Board Approval”), no vote of the stockholders of the Public Company is necessary to approve or execute this Agreement.

3.

Section 1.3 of the Share Exchange Agreement is hereby revised in its entirety to read as follows:

1.2

Authorization. Before the Closing Date, Public Company and ISR will have duly taken all action necessary to authorize the execution and delivery of this Agreement and to authorize the consummation of the transactions evidenced hereby and the performance of its obligations hereunder.

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4.

Notwithstanding anything in the Share Exchange Agreement to the contrary, including specifically and without limitation, Section 3.1 thereof, the Exchange Shares shall be delivered as follows:  (1) 1,000,000 shares shall be delivered by Public Company to the Selling Stockholders on Closing Date (the “First Trance”), and (2) the balance or 1,272,727 shares shall be delivered by Public Company to the Selling Stockholders not later than October 31, 2006 (the “Second Trance”).  In the event Public Company is unable to timely deliver the Second Trance of stock on or before December 31, 2006, Public Company shall have the option to pay the sum of $1,679,999.60 to the Selling Shareholders in lieu of the issuance of the Second Trance, provided such payment is made on or before October 31, 2006.  The allocation of the Exchange Shares and, if necessary, the Public Company’s payment made in lieu of the Second Trance of stock shall be distributed among the Selling Stockholders at the Closing as well as thereafter on a pro rata basis equal to the number of shares the Selling Shareholders would have received as previously set forth in the Share Exchange Agreement.

5.

Subsection 3.6(c) of the Share Exchange Agreement is hereby deleted from the Share Exchange Agreement in its entirely.

6.

Subsection 3.7(c) of the Share Exchange Agreement is hereby revised in its entirety to read as follows:

(c)

ISR’s board and stockholders, and Public Company’s board, as necessary or appropriate, shall have duly approved this Agreement;

Subsection 3.9 of the Share Exchange Agreement is hereby deleted from the Share Exchange Agreement in its entirety.

7.

This Amendment shall amend and supersede the Share Exchange Agreement and the provisions cited therein to the extent provided herein.  To the extent not amended or superceded as provided above, the Share Exchange Agreement and each of the provisions contained therein shall continue in full force and effect.  In the event of any ambiguity in meaning and/or interpretation between any provision of the Share Exchange Agreement and any provision of this Amendment, the provision set forth in this Amendment shall control.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers on the date and year first above written.

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PUBLIC COMPANY:	UNIVERSAL GUARDIAN HOLDINGS, INC. a Delaware corporation

	By:	/s/ Michael J. Skellern
Michael J. Skellern President & Chief Executive Officer

ISR:	ISR SYSTEMS, INC., a California corporation

	By:	/s/ Michael J. Skellern
Michael J. Skellern Chief Executive Officer

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MEIDA INFORMATION TECHNOLOGY, LTD., a Hong Kong corporation

By:	/s/ Herbert P. Goertz
Herbert P. Goertz, President & Chief Executive Officer

EUROCHINA GROUP AG

By:	/s/ Roman Emanuel Ludwig Kainz
Its authorized officer

/s/ Roman Emanuel Ludwig Kainz
ROMAN EMANUEL LUDWIG KAINZ

GUENTER GUEST SUPPLIES LTD

By:	/s/ Roman Emanuel Ludwig Kainz
Roman Kainz, its authorized representative

TIMO KIPP

By:	/s/ Roman Emanuel Ludwig Kainz
Roman Kainz, Power of Attorney

WETTSTEIN URS

By:	/s/ Roman Emanuel Ludwig Kainz
Roman Kainz, Power of Attorney

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LINKENA ANSTALT

By:	/s/ Dr. Werner Keichar, Trustee
Its authorized officer

TRANSGARIA STIFTUNG, VADUZ

By:	: /s/ Thomas Zweiefehofer
Its authorized officer

/s/ Christopher Terry
CHRISTOPHER TERRY

/s/ Christopher Terry
ALEXA TERRY BY CHRISTOPHER TERRY, POWER OF ATTORNEY

/s/ Thomas Goertz
THOMAS GOERTZ

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